January 25, 1996



AMCOL International Corporation
One North Arlington
1500 West Shure Drive
Arlington Heights, Illinois 60004-1434

Ladies and Gentlemen:

     We are acting as counsel in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 840,000 shares of common stock, $0.01 par value per share (the "Shares") of AMCOL International Corporation, a Delaware corporation ("Company"). A registration statement on Form S-8 (the "Registration Statement") is being filed under the Act with respect to the offering of the Shares.

     In connection with the offering of the Shares, we have examined:

(i)  the AMCOL  International  Corporation 1993 Stock Plan (The "Plan") which is
     Exhibit 4.2 to the Registration Statement;
(ii) the Registration Statement including the remainder of the exhibits thereto; and
(iii)such other documents as we deem necessary to form the opinions hereinafter expressed.

As to various  questions of fact  material to such  opinions,  where
relevant  facts  were  not  independently  established,   we  have  relied  upon
statements  of  officers  of the  Company.

          Our opinion  assumes  that:

(a) the pertinent provisions of such blue sky and securities laws as may be applicable have been compiled with; and

(b)  the Shares are issued in accordance with the terms of the Plan.

     Based and relying soley upon the foregoing, we advise you that, in our opinion, the Shares, or any portion thereof, to the extent such Shares represent original issuances by the Company, when issued pursuant to the Plan after the Registration Statement has become effective under the Act, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
                                        Very truly yours,



                                        /s/ Keck, Mahin & Cate
                                        -----------------------------
                                        KECK, MAHIN & CATE